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PURCHASE AND SALE AGREEMENT

between

MENTOR GRAPHICS CORPORATION, an Oregon corporation (Seller)

and

IN FOCUS SYSTEMS, INC., an Oregon corporation (Buyer)

Property: 28.9 acres of land
City of Wilsonville, Clackamas County, Oregon

PURCHASE AND SALE AGREEMENT
TABLE OF CONTENTS

B. Closing	12
C. Delivery by Seller	12
D. Delivery by Buyer	12
E. Deliveries by Buyer and Seller to Escrow Holder	13
F. Other Instruments	13
G. Costs and Expenses	13
H. Close of Escrow	13
J. Notification; Closing Statements	13
K. Delivery of Documents	13
ARTICLE VI.	14
A. Authority of Seller	14
B. Litigation	14
C. Permits and Other Approvals	14
D. Compliance	14
E. No Conflict or Violation	14
F. Consents	14
G. Environmental Matters	14
H. Title	15
I. Buyer's Acquisition of Actual Knowledge	15
J. Definition of Seller's Knowledge	15
ARTICLE VII.
ENVIRONMENTAL MATTERS	15
A. Condition of Property	15
B. Release from Liability	15
C. Obligation to Indemnify, Defend, and Hold Harmless	15
1. Limited Environmental Indemnification	15
2. Environmental Conditions of which Buyer Had No Knowledge	16
3. Recoverable Expenses	16
D. Definitions	16
1. Hazardous Material	16
2. Environmental Requirements	17
3. Environmental Damages	17
ARTICLE VIII.
REPRESENTATIONS AND WARRANTIES OF BUYER	18
A. Authority of Buyer	18
B. Buyer's Independent Investigation	18
C. Buyer's Insurance	18
ARTICLE IX.
COVENANTS OF SELLER AND BUYER	19
A. Indemnification by Seller	19
B. Indemnification by Buyer	19
ARTICLE X.
LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION	19
ARTICLE XI.
POSSESSION; ACCESS	20

ARTICLE XII.
MISCELLANEOUS	20
A. Notices	20
B. Brokers and Finders	21
C. Successors and Assigns	22
D. Amendments	22
E. Allocation of Purchase Price	22
F. Confidentiality and Return of Documents	22
G. Press Releases	22
H. Continuation and Survival of Representations and Warranties	22
I. Interpretation	23
J. Governing Law	23
K. Merger of Prior Agreements	23
L. Attorneys' Fees	23
M. Time of the Essence	23
N. Joint Venture	23
O. Authority	23
P. Further Acts	23
Q. Agreement Not to Benefit Third Parties	23
R. Severability	23
S. Facsimile Signatures	24
T. Form 1099-S	24
U. Business Days; Deadlines	24
V. Counterparts	24
W. Survival of Obligations	24
X. Governmental Approvals/Permits	24
Y. Foreign Investment in Real Property Tax Act	24

INDEX TO EXHIBITS

Page No.
EXHIBIT A—LEGAL DESCRIPTION	1, 26-27
EXHIBIT B—SCHEDULE OF APPURTENANCES	1, 28
EXHIBIT C—STATUTORY WARRANTY DEED	1, 29-30
EXHIBIT D—SELLER'S AFFIDAVIT	3, 31
EXHIBIT E—PRELIMINARY TITLE REPORT	4, 32
EXHIBIT F—COVENANTS, CONDITIONS & RESTRICTIONS	8, 33-37
EXHIBIT G—SCHEDULE OF PENDING LITIGATION	12, 38
EXHIBIT H—SELLER'S NO CONFLICT OF VIOLATION	12, 39
EXHIBIT I—SELLER'S CONSENTS	12, 40
EXHIBIT J—SCHEDULE OF ALLOCATION OF PURCHASE PRICE	21, 41
EXHIBIT K—IRC SECTION 1445 CERTIFICATION OF NON-FOREIGN STATUS FORM	25, 42

PURCHASE AND SALE AGREEMENT

    THIS AGREEMENT (the "Agreement") is dated as of October      , 1999 by and between MENTOR GRAPHICS CORPORATION, an Oregon corporation, ("Seller"), and IN FOCUS SYSTEMS, INC., an Oregon corporation, ("Buyer"), with reference to the following facts:

    A.  Seller is the owner of the Property, as hereinafter defined, located in Wilsonville, Oregon.

    B.  Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I.
PROPERTY

    Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

    A.  Land. Seller's fee interest in that certain land (the "Land") located in Wilsonville, Oregon, more particularly described in Exhibit A attached hereto and made a part hereof.

    B.  Appurtenances. Any and all rights, privileges and easements appurtenant to the Real Property and owned by Seller, including, without limitation, all of Seller's right, title and interest in and to all minerals, oil, gas and other substances on and under the Real Property, including all development rights, air rights, water, water rights and water stock relating to the Real Property and any other easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment of the Real Property, specifically including those rights described in Exhibit B, attached hereto and made a part hereof, all of which are collectively referred to as the "Appurtenances."

    C.  "Property" and "Real Property" Defined. All of the items described in Sections I.A. and I.B. above are hereinafter collectively referred to as the "Property" or "Real Property." Seller shall convey to Buyer all of Seller'sright, title and interest in and to the Real Property pursuant to the Statutory Warranty Deed attached hereto as Exhibit C and made a part hereof (the "Warranty Deed").

ARTICLE II.
PURCHASE PRICE

    A.  Purchase Price. The purchase price for the Property shall be the amount of FIVE MILLION TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($5,225,000) (the "Purchase Price"). The Purchase Price shall be subject to the closing adjustments set forth in this Agreement.

    B.  Payment of Purchase Price. The Purchase Price shall be paid as follows:

      1.  Upon the execution and delivery of this Agreement, Buyer shall deliver to Chicago Title Insurance Company ("Escrow Holder") the sum of FIFTY-TWO THOUSAND TWO HUNDRED TWENTY-FIVE DOLLARS ($52,225) as a deposit towards the Purchase Price (the "Deposit").

      2.  On the Closing Date, a sum equal to the Purchase Price, adjusted by the amount of the Deposit, the prorations, fifty percent (50%) of the costs of escrow, and other costs and adjustments as set forth in this Agreement, will be paid by Buyer.

      3.  The Deposit shall be invested in accordance with instructions reasonably approved by both Buyer and Seller. All interest on the Deposit shall accrue for the benefit of Buyer and be credited to the Purchase Price on the Closing Date (as defined herein), provided, however, in the event Buyer fails to purchase the Property for any reason other than the failure of a condition to its performance or a breach of any material provision of this Agreement by Seller, all interest accrued on the Deposit shall accrue for the benefit of Seller.

    C.  Forfeiture of Earnest Money Deposit—Liquidated Damages.

    Buyer acknowledges that the Property will be removed from the market while this Agreement is in effect, making the Property unavailable for sale to other qualified buyers. Buyer further acknowledges that if it fails to purchase the Property for any reason other than the failure of a condition to its performance or a breach of any material provision of this Agreement by Seller, Seller will be entitled to compensation for the detriment resulting from the removal of the Property from the market and entering into this Agreement, rather than selling to other qualified buyers. The parties agree that the damages which Seller will sustain as a result of such breach will be substantial, but will be difficult to ascertain. Therefore, the parties agree that if Buyer fails to purchase the Property for any reason other than a failure of a condition to its performance or a breach of any material provision of this Agreement by Seller, Seller will be entitled to recover the sum, at the time of the breach, of the Deposit. This sum shall be paid and received as liquidated damages and not as a penalty. The parties acknowledge and agree that the Deposit is a reasonable estimate of Seller's damages, considering all of the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to Seller that reasonably could be anticipated and the expectation that proof of actual damages would be impractical or difficult to ascertain. Factors taken into consideration by the parties include, but are not limited to: Seller's loss of opportunity to sell the Property to other qualified buyers on better terms or at a higher price in a rising market; Seller's risk of loss of a bargain if the market turns negative; Seller's damages related to its continuing obligation for the payment of taxes and insurance; Seller'sloss of earnings on the amount of the Purchase Price resulting from a deal closing and other expenses if the deal does not close; and consideration for Seller's having waived its right to sue Buyer for additional damages or for specific performance. By placing their signatures in the spaces provided below, each party hereby acknowledges the accuracy of the statements made above and the fact that each party was represented by counsel who explained the consequences of this provision at the time this Agreement was made. Finally, the parties agree that the Deposit shall be liquidated damages and will be in lieu of any other monetary or equitable relief to which Seller might otherwise be entitled by virtue of this Agreement or by operation of law or equity.

BUYER:	ACKNOWLEDGMENT RE: LIQUIDATED DAMAGES
IN FOCUS SYSTEMS, INC., an Oregon Corporation
	By:	/s/ JOHN V. HARKER
	Its:	John V. Harker, Chairman, President & CEO
SELLER:	MENTOR GRAPHICS CORPORATION, an Oregon corporation,
	By:	/s/ [ILLEGIBLE]
	Its:	EVP

ARTICLE III.
TITLE TO PROPERTY

    A.  Title to Real Property. At Closing, Seller shall convey to the Buyer good and marketable title to the Real Property, free and clear of all liens and encumbrances except the Permitted Exceptions, by execution and delivery of the Warranty Deed.

    B.  Title Insurance. At Closing, Seller shall provide to Buyer a standard ALTA owners policy of title insurance insuring Buyer's fee ownership of the Real Property, free and clear of all liens and encumbrances except the Permitted Exceptions, in the amount of FIVE MILLION TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($5,225,000) which policy shall be issued by Chicago Title Insurance Company (the "Title Company"). Seller shall provide an affidavit in the form of Exhibit D ("Seller's Affidavit") to the Title Company for the standard ALTA title policy and shall have no obligation to provide any other documents to the Title Company. Buyer shall have the right, if Buyer so elects, to cause the title policy to be issued as an extended coverage policy, provided Buyer pays the additional premiums associated therewith.

ARTICLE IV.
CONDITIONS TO CLOSING/DUE DILIGENCE

    A.  Buyer's Conditions to Closing. Buyer's review and approval of the following matters shall be conditions precedent to Buyer's obligation to purchase the Property.

    1.  Due Diligence Period. The obligation of Buyer to consummate the sale contemplated by this Agreement is expressly contingent upon Buyer having sixty (60) days from the date of execution of this Agreement (the "Contingency Date") (such period between the date of this Agreement and the Contingency Date being referred to herein as the "Due Diligence Period") to conduct, at Buyer's sole expense, such due diligence investigation of the Property, and the quality, nature, adequacy and physical condition thereof, as Buyer, in its sole discretion, deems appropriate, including but not limited to investigating, reviewing and approving the following matters:

  a.
  Title. Researching and investigating all matters relating to title to the Property, including, without limitation, those exceptions to title listed on a preliminary title report issued by the Title Company  as more particularly described in Exhibit E  attached hereto and made a part hereof (the "Title Report"), together with copies of the underlying documents referenced in the Title Report, and a copy of the existing survey for the Real Property  (the "Survey").

  b.
  Physical Characteristics. Researching and investigating all matters related to the quality, nature, adequacy and physical condition of the Property  including but not limited to performing a comprehensive feasibility study, including appropriate engineering and soil tests and environmental audit, and researching the availability and proximity of utilities to the Property.

  c.
  Governmental Permits, Approvals and Regulations. Researching and investigating all matters related to governmental permits, licenses, legal requirements, taxes, assessments and approvals or relating to the operation, use or occupancy of any part of the Property, and all zoning, land use, subdivision, environmental, and laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the  Property.

  d.
  Pending Litigation. All materials regarding litigation, administrative or condemnation proceedings or governmental investigations pending or threatened regarding the Property.

  e.
  Operations. Researching and investigating all other information, agreements, documents, instruments, or the like that are material to the use, value, operation, repair, maintenance, alteration, or development of the Property.

  f.
  Right of First Refusal. Reviewing and approving the Right of First Refusal, which  Seller shall submit to Buyer for approval within thirty (30) days of execution of this Agreement and thereafter record against title to the Real Property. The Right of First Refusal shall provide that if, after acquiring the Real Property  from Seller, Buyer desires to sell any or all of the Real Property to any third party, Buyer must first offer the Real Property to Seller at the price and pursuant to such other terms as Buyer intends to offer the Real Property  to such third party. Seller will have fourteen (14) calendar days in which to determine its interest in repurchasing the Real Property and respond to Buyer in writing. If Seller does not exercise its right to repurchase the Real Property, Buyer may offer the Real Property to the third party. If such third party does not purchase the Real Property and Buyer  desires to offer the Real Property to any other party, Buyer  must again offer the Real Property to Seller  in accordance with the terms set forth above. Seller's Right of First Refusal  shall not apply to a sale of any or all of the Real Property by Buyer  to a third party under which: (a) the third party owns and develops the Real Property, and (b) the third party agrees to construct one or more buildings on the Real Property, and (c) the third party leases at least one (1) building to Buyer for a term of not less than five (5) years. Buyer agrees to provide Seller with a copy of the executed lease between Buyer  and the third party. Seller shall not disclose the terms of such lease to any person, entity or third party without the express written consent of Buyer. Notwithstanding any other provision herein to the contrary, the Right of First Refusal shall be extinguished in the event that the Seller  no longer is the owner or lessee (under a lease comparable to the lease described above) of any real property which is adjacent to the Real Property acquired from Seller.

    2.  Due Diligence Items To Be Furnished By Seller to Buyer. Seller shall, within ten (10) days of mutual execution of this Agreement, deliver copies of the following items to Buyer for review (to the extent that Seller has the same in its possession or under its control or can reasonably obtain the same):

  a.
  All inspection reports, surveys, engineering studies, soil and substrata studies, land use studies, and any other documents regarding the quality, nature and physical condition of the Property.

  b.
  The most recent tax statements showing real property taxes, personal property taxes, and special assessments affecting the Property, together with any notices of proposed tax reassessment of the Property, if any have been received by Seller.

  c.
  All environmental surveys, assessments or audits, remediation plans, and any and all other reports, studies or information regarding any underground tanks, sumps or piping on the Property, or the existence or use of any Hazardous Materials on the Property by Seller, its tenants, or any previous occupants or owners, or any cleanup, removal or remediation of any such materials.

  d.
  All permits, orders, approvals and other documents issued for or with respect to the Property by any governmental or quasi-governmental authority, or relating to the zoning and permitted uses of the Property.

    3.  Buyer's Right To Rescind Agreement During Due Diligence Period. In the event Buyer determines, in its sole and absolute discretion, after researching and investigating the matters set forth in Article V A(1)(b) through (e) above, that the quality, nature or physical condition of the Property, and/or the development potential of the Property, is not suitable for Buyer's intended use, Buyer shall have the right to rescind this Agreement by giving written notice of rescission to Seller at any time during the Due Diligence Period. Seller acknowledges and agrees that Buyer shall be the sole and exclusive judge, and shall have absolute discretion, in determining whether the Property is suitable for Buyer's intended use and whether the contingencies set forth in Article V A(1)(b) through (e) have been satisfied. In the event Buyer rescinds this Agreement during the Due Diligence Period, there shall be no Closing of this Agreement and this Agreement shall be deemed null and void and have no further binding force and effect. The parties shall, in such event, be released from all further obligations hereunder and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon to Buyer.

    4.  Buyer's Objections To Buffer Zone Agreement and Right of First Refusal. In the event Buyer, in its sole and absolute discretion, objects to Buffer Zone Agreement or the terms and conditions of the Right of First Refusal that Seller proposes to record against the Property, Buyer shall provide written notice of its objections to Seller (the "Disapproved Matters") during the Due Diligence Period. Within five (5) business days after Buyer notifies Seller of the Disapproved Matters, Seller shall notify Buyer in writing of any such Disapproved Matters which Seller is willing and able to cure as of or prior to the Closing (the "Cure Notice"). Except as so identified in the Cure Notice, Seller shall be deemed to have elected not to cure such Disapproved Matters. Buyer may, by giving written notice to Seller on or before the third (3rd) business day after receipt of the Cure Notice, terminate this Agreement in its entirety if Seller does not give a Cure Notice with regard to all Disapproved Matters in which event this Agreement shall be deemed null and void and of no further binding force and effect and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon, to Buyer. If Buyer does not elect within such three (3) business day period to cause such termination, then Buyer shall be deemed to have waived its disapproval of the Disapproved Matters except those as to which the Cure Notice has been given.

    5.  Buyer's Objections To Title Matters. Buyer shall have the right to disapprove any title exceptions disclosed by the Title Report or matters disclosed by the Survey or otherwise disclosed to

Buyer (the "Disapproved Encumbrances"), by providing written notification to Seller of any Disapproved Encumbrances on or before the thirtieth (30) day after the date of execution of this Agreement. All title exceptions disclosed to Buyer and not disapproved within the period described above shall constitute "Permitted Exceptions." Within five (5) business days after Buyer notifies Seller of the Disapproved Encumbrances, Seller shall notify Buyer in writing of any such Disapproved Encumbrances which Seller is willing and able to cure as of or prior to the Closing (the "Title Cure Notice"). Except as so identified in the Title Cure Notice and as provided in the preceding sentence, Seller shall be deemed to have elected not to cure such Disapproved Encumbrances. Buyer may, by giving written notice to Seller on or before the third (3rd) business day after the expiration of the five (5) business day period described above, terminate this Agreement in its entirety if Seller does not give a Title Cure Notice with regard to all Disapproved Encumbrances. This Agreement shall, in such event, be deemed null and void and of no further binding force and effect and the Escrow Holder shall promptly refund the Deposit, and all accrued interest thereon, to Buyer. If Buyer does not elect to terminate within such three (3) business day period, then Buyer shall be deemed to have waived its disapproval of the Disapproved Encumbrances (except to those as to which a Title Cure Notice has been given) and such title exceptions shall then be deemed to be "Permitted Exceptions." Seller shall be deemed to have "cured" a Disapproved Encumbrance if (i) the title exception is actually cured and the Disapproved Encumbrance is removed from the Title Policy, (ii) the Disapproved Encumbrance is otherwise removed from the Title Policy in a manner satisfactory to Buyer in its reasonable discretion, although the title defect is not actually cured, or (iii) the Disapproved Encumbrance is insured against by the Title Company in a manner satisfactory to Buyer in its reasonable discretion.

    B. Closing Conditions.  The obligations of Buyer to consummate the transaction in this Agreement shall further be contingent on the following, as of the Closing Date:

     1. Removal of Water Supply Building Moratorium. By Ordinances No. 497, 504 and 506, the City of Wilsonville extended its previously adopted moratorium on development in the city ("Water Supply Moratorium"). Section I (13) of that ordinance provides that the moratorium shall expire immediately upon a long-term water source being planned and funded and an adequate interim water supply being available or on January 5, 2000, unless as otherwise extended in accordance with state law. The obligation of Buyer to consummate the sale contemplated by this Agreement is contingent upon the Water Supply Moratorium having expired or been removed by the City of Wilsonville.

     2. Approval of CCRs and Development Plan. Seller shall have approved Buyer's CCRs and Development Plan for the Real Property.

     3. Representations To Be Correct. All representations and warranties of Seller shall be true and correct as of the Closing Date.

     4. No Litigation. No action by any governmental authority shall have been instituted or threatened in writing which questions the validity or legality of the transactions contemplated hereby.

     5. Title Insurance. The Title Company shall be prepared to issue to Buyer title insurance in the amount of the Purchase Price, subject only to Permitted Exceptions with coverage, reinsurance and other such endorsements as Buyer shall reasonably require.

     6. No Material Adverse Change. There shall have been no material adverse change after the Contingency Date in the condition of the Property.

     7. Performance by Seller. Seller shall have performed all of its obligations pursuant to this Agreement.

    C. Seller's Conditions to Closing.  The following conditions are precedent to Seller's obligation to close the transaction:

     1. Right of Approval of Development Plan. Prior to Closing, Buyer shall prepare a conceptual development plan for the Real Property (the "Development Plan") which shall include a construction and occupancy schedule for the site; plans for development on the Real Property for occupancy by Buyer; plans for development on the Real Property for occupancy by third parties and any plans for the sale of all or any part of the Real Property to a third party. Buyer shall submit to Seller the Development Plan for approval within sixty (60) days of execution of this Agreement. Buyer shall obtain Seller's input and work with Seller in preparing the Development Plan so as to increase the value and viability of the Real Property and the adjacent property owned by Seller. Seller will promptly review the Development Plan and advise Buyer in writing as to any objections that Seller has therewith. Seller will not unreasonably object to any element of the plan that Buyer believes meet its facility requirements and Seller recognizes that the approved plan will be conceptual only and subject to revision by Buyer. Seller and Buyer will work with each other in a timely and reasonable manner to attempt to resolve Seller's objections, if any, to the Development Plan. In the event Seller and Buyer cannot mutually resolve Seller's objections, if any, to the Development Plan prior to December 13, 1999, there shall be no Closing of this transaction, and this Agreement shall be deemed null and void and of no further binding force and effect; and the parties shall be released of all further obligations hereunder, and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon to Buyer. Buyer agrees that the initial development of the Real Property will be on the south end of the Real Property and this covenant by Buyer shall survive and be enforceable in accordance with its terms following the consummation of this transaction and shall not be merged with or into the Warranty Deed delivered by Seller to Buyer.

     2. Covenants, Conditions and Restrictions. Seller's approval of the Covenants, Conditions and Restrictions (the "CCRs"), which Seller shall record against title to the Real Property before Closing. Buyer shall obtain Seller's input and work with Seller in developing the CCRs, including provisions comparable to those listed in the attached Exhibit F. Buyer shall submit the proposed CCRs to Seller for approval within thirty (30) days of execution of this Agreement. Seller will promptly review same and within ten (10) business days of Seller's receipt, advise Buyer in writing as to any objections that Seller has therewith. Seller will not unreasonably object to any provision that Buyer believes meet its facility requirements. Seller and Buyer will work with each other in a timely and reasonable manner to attempt to resolve Seller's objections, if any, to the CCRs. In the event Seller and Buyer cannot mutually resolve Seller' s objections, if any, to the CCRs prior to November 30, 1999, there shall be no Closing of this transaction, and this Agreement shall be deemed null and void and of no further binding force and effect and the parties shall be released of all further obligations hereunder, and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon to Buyer.

     3. Buffer Zone Agreement. Seller shall submit to Buyer for approval within thirty (30) days of execution of this Agreement and thereafter, before Closing, record against title to the Real Property. The Buffer Zone Agreement shall provide more stringent restrictions than the CCRs including set backs, parking, roadways, pathways, ingress/egress, landscaping, signage, lighting and utilities. Buyer will promptly review same and advise Seller in writing as to any objections that Buyer has therewith. Buyer will not unreasonably object to any buffer zone restrictions Seller has included which are comparable to those contained in the Buffer Zone Agreement between Sellerand Tektronix, Inc., recorded at fee no. 88052582 on December 16, 1988. Seller and Buyer will work with each other in a timely and reasonable manner to attempt to resolve Buyer's objections, if any, to the Buffer Zone Agreement. In the event Seller and Buyer cannot mutually resolve Buyer's objections, if any, to the Buffer Zone Agreement prior to November 30, 1999, there shall be no Closing of this transaction, and this Agreement shall be deemed null and void and of no further binding force and effect and the parties shall be released of all further obligations hereunder, and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon to Buyer.

     4. Buyer's Performance. Buyer having performed all obligations to be performed by Buyer under the terms of this Agreement.

ARTICLE V.
CLOSING AND ESCROW

    A. Deposit with Escrow Holder and Escrow Instructions.  Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be necessary or appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that if the provisions of this Agreement conflict with any supplementary escrow instructions, the terms of this Agreement shall control.

  B. Closing.

     1. The Closing of the transaction (the "Closing") shall be on December 15, 1999, provided, however, in the event all conditions precedent to Closing have been satisfied by such date, except for expiration or removal of the Water Supply Moratorium, Buyer may, in Buyer's sole and absolute discretion, elect to either (i) close the sale on December 16, 1999, or (ii) terminate this Agreement, effective December 16, 1999, in which event this Agreement shall be null and void and of no further force and effect and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon to Buyer. Delivery of all items to be made at the Closing under the terms of this Agreement shall be made by mail or courier, to the extent possible, but if Buyer and Seller determine that an "in person" Closing is necessary or desirable, then such in person Closing shall be held at a mutually agreeable location. The documents shall be executed and exchanged by the parties subject to the recording of documents and disbursement of funds by Escrow Holder on the following business day (the "Closing Date"). All documents shall be deemed delivered on the date the Warranty Deed is recorded.

    2.  If the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by either party to the contrary within five (5) days after the Closing Date, return to the depositor thereof all items which it may have deposited hereunder. Any such return shall not relieve either party hereto of any liability it may have for its wrongful failure to close and nothing contained herein shall affect Seller's rights to the Deposit.

  C. Delivery by Seller.

     1. At Closing, Seller shall deliver the following to Buyer:

       a. A resolution relating to Seller's authority to complete this transaction in a form mutually agreeable to Buyer and Seller;

     2. Buyer may waive Seller's obligation to deliver any of the items described in this Section, but such waiver shall only be effective if it is in writing, executed by Buyer, and delivered to Seller no later than five (5)  days prior to the Closing.

  D. Delivery by Buyer.

     1. At Closing, Buyer shall deliver the following to Seller:

       a. A resolution relating to Buyer's authority to complete this transaction in a form mutually agreeable to Buyer and Seller;

     2. Seller may waive Buyer's obligation to deliver any of the items described in this section, but such waiver shall only be effective if it is in writing, executed by Seller, and delivered to Buyer no later than five (5)  days prior to the Closing.

    E. Deliveries by Buyer and Seller to Escrow Holder.  At the Closing, Seller shall deliver the Warranty Deed to Escrow Holder together with the Seller's Affidavit to Title Company and Buyer shall deposit the Purchase Price (as adjusted pursuant to the terms of this Agreement) with Escrow Holder to be held and disbursed by Escrow Holder pursuant to instructions given to Escrow Holder in accordance with this Agreement and in a form mutually agreeable to Buyer and Seller.

    F. Other Instruments. Seller and Buyer shall each execute or deliver or deposit such other instruments as are reasonably required to close the escrow and consummate the purchase of the Property in accordance with the terms of this Agreement.

    G. Costs and Expenses. Seller and Buyer shall each pay one-half the premium for the ALTA owner's insurance policy and Buyer shall pay any premium for extended coverage and for any and all special title insurance endorsements. Seller shall also pay the cost of any documentary or other real property transfer taxes applicable to the sale of the Real Property. Seller shall at Closing pay a commission only to Seller's agent, Trammell Crow Company, pursuant to its separate agreement with such agent. Buyer shall pay a commission to its agent, Corporate Property Services, pursuant to its separate agreement with such agent. Buyer and Seller shall share equally all costs and charges of the escrow for the sale. Except as expressly provided herein, each party shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated herein.

    H. Close of Escrow.  If (i) Buyer or Escrow Holder, as the case may be, has received the documents, items and funds described herein, (ii) Escrow Holder has not received prior written notice from either party that an agreement of either party made hereunder has not been performed, or to the effect that any condition set forth herein has not been satisfied or waived, or that Buyer has elected to terminate its rights and obligations pursuant to the terms of this Agreement, and (iii) the Title Company has issued or is unconditionally prepared and committed to issue to Buyer the Title Policy, then Escrow Holder is authorized and instructed at the opening of business or as soon thereafter as may be possible on the Closing Date to:

     1. Record the Warranty Deed with the County Recorder of Clackamas County, State of Oregon; and

     2. Deliver the Purchase Price, as adjusted pursuant to this Agreement, to Seller.

    J. Notification; Closing Statements.  If Escrow Holder cannot comply with the instructions herein and to be provided, Escrow Holder is not authorized to record the foregoing documents. If Escrow Holder is unable to record, Escrow Holder shall notify James T. Dunn, Esq. at (503) 224-3113, Karen Thomson at (503) 685-1193, Robert R. Griffith, Esq. at (503) 228-3939 and Tim Carlson, Esq. at (503) 685-8742, without delay. Immediately prior to and immediately after the Closing Date, Escrow Holder shall deliver to Seller a true, correct and complete copy of the Seller's Closing Statement, in a form customarily prepared by Escrow Holder and shall deliver to Buyer a true, correct and complete copy of Buyer's Closing Statement, in a form customarily prepared by Escrow Holder.

    K. Delivery of Documents.  Upon the Close of Escrow, all instruments and documents to be delivered to Buyer shall be delivered to In Focus Systems, Inc., 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070, Attn: Tim Carlson, Esq., with a copy to Robert R. Griffith, Esq., Garvey, Schubert & Barer, Eleventh Floor, 121 S.W. Morrison Street, Portland, Oregon 97204. Upon the Close of Escrow, all statements and documents to be delivered to Seller shall be delivered to Mentor Graphics Corporation, 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777, Attn: Larry

Gardner, with a copy to Martin Bischoff et. al. LLP, 888 S.W. Fifth Avenue, Suite 900, Portland, Oregon 97204, Attn: James T. Dunn, Esq.

ARTICLE VI.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

    Seller makes no representation or warranties, express or implied, except as specifically set forth in this Agreement. Seller hereby represents and warrants to, and covenants with Buyer, now and as of the Closing Date, as follows:

    A. Authority of Seller. Seller is a corporation duly organized and validly existing under the laws of the State of Oregon, and is duly qualified to conduct business in the State of Oregon and has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Seller, and are, or at the time of Closing will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their terms.

    B. Litigation.  Except as set forth on Exhibit G attached hereto and made a part hereof, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration proceeding or written notice of an investigation involving the Property pending, or to Seller's Knowledge, threatened in writing, against or affecting any of the Property.

    C. Permits and Other Approvals.  To the best of Seller's Knowledge, Seller has provided to Buyer all documents in Seller'spossession regarding licenses, permits, approvals, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure ingress to and egress from the Property as required to permit the normal intended usage of the Property by the tenants thereof, their invitees and customers.

    D. Compliance.  Except as set forth on Exhibit G, attached hereto and made a part hereof, to the best of Seller's knowledge, Seller and the Property are in substantial compliance with all applicable laws, statutes, ordinances and regulations. Except as disclosed to Buyer in writing, Seller has not received any written notice to the effect that, nor otherwise been advised that, it is not in compliance with any such statutes, regulations, orders, ordinances or other laws.

    E. No Conflict or Violation.  Except as set forth on Exhibit H, attached hereto and made a part hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a breach of, or default under, any term or provision of any contract, agreement, indebtedness, lease, encumbrance, commitment, license, franchise, permit, authorization or concession to which Seller is a party or affecting any of the Property, (ii) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or (iii) the creation of any encumbrance against any of the Property.

    F. Consents.  Except as set forth on Exhibit I, attached hereto and made a part hereof, no consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    G. Environmental Matters.  To Seller's Knowledge, the Property is in compliance in all material respects with all applicable Environmental Requirements. Seller has not received written or other notification from any governmental authority or regulatory agency stating that any of the Property is (i) targeted for cleanup or remediation of any Hazardous Materials, or (ii) otherwise not in compliance with applicable Environmental Requirements. To Seller's Knowledge, except as otherwise disclosed in the Environmental Reports, provided by Seller to Buyer prior to expiration of the Due Diligence period, the only Hazardous Materials present on, in or under the Property are those substances (a) the presence of which would not have a material adverse effect on the Property and (b) those substances which have been handled and stored in a manner complying with all applicable Environmental Requirements.

    H. Title. Seller is the legal and beneficial fee simple titleholder of the Property and has good, marketable, and insurable title to the Property, and such title will, as of the Closing Date, be free and clear of all liens, encumbrances, claims, covenants, conditions, restrictions, easements, rights of way, options, judgments, or other matters, except for the Permitted Encumbrances.

    I. Buyer's Acquisition of Actual Knowledge.  If, prior to the Closing Date, Buyer acquires actual knowledge of any specific information inconsistent with the representations and warranties of Seller under this Agreement, Buyer shall provide such information to Seller; and, if Buyer nevertheless elects not to terminate this Agreement, then Buyer shall not be entitled to rely on any representations or warranties which are inconsistent with such information.

    J. Definition of Seller's Knowledge.  The term "Seller's Knowledge"shall be defined as the actual knowledge of any corporate officer of Seller and Larry C. Gardner, Director of Worldwide Facilities.

ARTICLE VII.
ENVIRONMENTAL MATTERS

    A. Condition of Property. Buyer acknowledges that Buyer will have an opportunity to commission an independent investigation as to the environmental condition of the Property. Except as specifically set forth in this Agreement, Seller makes no representations or warranties to Buyer as to the condition of the Property, any restrictions related to the development of the Property, the applicability of any presently existing or future governmental law, regulation or requirement pertaining to the Property, including, but not limited to, regulations concerning zoning, land use, or the suitability of the Property for any purpose whatsoever. Buyer acknowledges that Seller has no expertise concerning Hazardous Materials and that, except as otherwise provided in this Agreement, Buyer is not relying upon any representation, or the lack of same, with respect to Hazardous Materials as they apply to conditions on the Property. Further, except for Seller's representations and warranties contained in this Agreement and such warranties that may arise by law under the Warranty Deed, Buyer acknowledges that it is acquiring the Property in an "AS IS" condition and shall assume the risk that adverse physical conditions may exist on the Property.

    B. Release from Liability. Buyer hereby waives, unconditionally releases, covenants not to sue, acquits and forever discharges (i) Seller, its successors, assigns, affiliates, agents, lenders and guarantors and (ii) Seller's directors, officers, shareholders, employees, and partners, from and against any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseeable or unforeseeable, present and future, for Environmental Damages to Buyer or the Property, arising out of any violation or alleged violation of Environmental Requirements or the presence of Hazardous Materials on, under, or about the Property. This covenant by Buyer shall survive and be enforceable in accordance with its terms following the consummation of this transaction and shall not be merged with or into the Warranty Deed delivered by Seller to Buyer.

  C. Obligation to Indemnify, Defend, and Hold Harmless.

    1.  Limited Environmental Indemnification. Buyer, its successors, assigns and guarantors, agree to indemnify, defend, reimburse, and hold harmless Seller, its successors, assigns, affiliates, agents, lenders, and guarantors, and Seller's directors, officers, shareholders, employees, and partners, from and against any and all Environmental Damages arising as follows: (i) from the presence of Hazardous Materials upon, about, or beneath, or migrating to or from, the Property before Closing, or the violation or alleged violation of any Environmental Requirements pertaining to the Property and the activities thereon, of which environmental condition or violation Buyer had knowledge before Closing; or (ii) from the presence of Hazardous Materials upon, about, or beneath, or migrating to or from, the Property after Closing, as a result of the activities of Buyer, its successors, assigns, affiliates, agents, or third parties, or the violation or alleged violation of any Environmental Requirements pertaining to the Property and the activities thereon which occur after Closing. The parties agree Buyer shall have the burden of proving in any litigation that the environmental condition or violation giving rise to the Environmental Damages existed prior to the date of Closing.

    2.  Environmental Conditions of which Buyer Had No Knowledge. Notwithstanding any provision in this Agreement to the contrary, except as limited in Article XII. H., for a period of one year from the date of Closing, if Buyer or the Property, or either of them, incurs any Environmental Damages arising from the presence of Hazardous Materials upon, about, or beneath the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation or alleged violation of any Environmental Requirements pertaining to the Property and the activities thereon, which Environmental Damages were caused by Seller or Seller's predecessors in interest in the Property and of which Buyer had no knowledge at the time of Closing, Seller, its successors and assigns, agree to indemnify, defend, reimburse, and hold harmless (i) Buyer, its successors, assigns, affiliates, agents, lenders, and guarantors and (ii) Buyer's directors, officers, shareholders, employees, and partners, from and against any such Environmental Damages. Seller's obligations under this paragraph shall not be merged into the Warranty Deed or other transfer or closing documents but shall survive the Closing and expire automatically on, and be of no further force nor effect on or after, the first anniversary of the Closing Date. A condition precedent to the enforceability of Seller's obligations under this paragraph is that Buyer will give Seller written notice of any claim made under this paragraph within twelve (12) months of the Closing Date and in the manner set forth in Article XII. A.

    3.  Recoverable Expenses. These obligations shall include, but are not limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by the indemnified party), even if such claims, suits, or proceedings are groundless, false, or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons or parties.

  D. Definitions.

    1.  Hazardous Material. "Hazardous Material" means any substance:

      (i)  the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy, or common law; or

      (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," "hazardous material," "solid waste," pollutant, or contaminant under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.); or

      (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of Oregon or any political subdivision thereof; or

      (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

      (v) the presence of which on adjacent properties could constitute a trespass; or

      (vi) which contains gasoline, diesel fuel, or other petroleum hydrocarbons; or

      (vii) which contains polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation, or radon gas.

    2.  Environmental Requirements. "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, State of Oregon, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

      (i)  all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials; and

      (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

    3.  Environmental Damages. "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Materials upon, about, beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the Seller's ownership or operation of the Property, and including, without limitation:

      (i)  damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and reb uilding of any improvements on real property, interest and penalties;

      (ii) fees incurred for the services of attorneys, consultants, contractors, experts, and laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs, and expenses incurred in enforcing this Agreement or collecting any sums due hereunder; and

      (iii) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein.

ARTICLE VIII.
REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer hereby represents and warrants to Seller as follows:

    A. Authority of Buyer. Buyer is duly organized and validly existing under the laws of the State of Oregon and is in good standing under the laws of the State of Oregon. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a part, or to which it is subject.

  B. Buyer's Independent Investigation.

    1.  Buyer acknowledges and agrees that it will be given a full opportunity to inspect and investigate the Property, either independently or through agents of Buyer's choosing. The closing of escrow for the purchase of the Property by Buyer shall conclusively constitute Buyer's approval of each and every aspect of the Property. Except as otherwise set forth herein, no investigation by Buyer shall obviate, limit or diminish any of the representations, warranties or covenants of Seller set forth in this Agreement, or affect the remedies of Buyer for Seller's breach of this Agreement.

    2.  EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT AND WARRANTIES ARISING BY LAW UNDER THE WARRANTY DEED, BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS, WITH ALL FAULTS" BASIS AND THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, AND WARRANTIES ARISING BY LAW UNDER THE WARRANTY DEED, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ITS AGENTS OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition of the Property, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the use, habitability, merchantability, fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, and (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property,

    C. Buyer's Insurance. Buyer shall maintain commercial general liability insurance insuring Buyer and its contractors, consultants and agents against any liability arising out of or in connection with any entry or inspection of the Property and all areas appurtenant thereto prior to the Closing Date. Such insurance shall be in the amount of not less than ONE MILLION DOLLARS ($1,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name Seller as an additional insured, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller." Buyer shall provide Seller with evidence of such insurance coverage prior to any entry or inspection of the Property.

ARTICLE IX.
COVENANTS OF SELLER AND BUYER

    Seller and Buyer covenant and agree as follows:

    A. Indemnification by Seller.  Subject to Article XII.H., Seller hereby agrees to protect and indemnify Buyer and hold Buyer harmless from and against any and all claims, demands, liabilities, liens, costs expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Buyer as a direct result of any breach by Seller of any of Seller's representations, warranties or covenants herein, which breaches are raised in writing to Seller within twelve (12) months of the Closing Date.

    B. Indemnification by Buyer. Buyer hereby agrees to protect and indemnify Seller and hold Seller harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Seller as a direct or indirect result of any breach by Buyer of any of Buyer's representations, warranties or covenants herein. Further, Buyer shall indemnify and hold Seller harmless from and against any and all damages, demands, claims, losses, liabilities, injuries, penalties, fines, liens, judgments, suits, actions, investigations, proceedings, costs or expenses whatsoever, (including, without limitation, reasonable attorneys' and experts' fees and costs and, in the event of any release of Hazardous Materials caused by Buyer, investigation and remediation costs) arising out of or relating to any physical harm, physical damage or personal injury or death caused by entry on the Property by Buyer or its agents, employees or contractors prior to the Closing Date in the course of performing the inspections, testings or inquiries provided for in this Agreement. Without limiting the generality of the foregoing indemnity, Buyer shall remove any mechanic's lien or other lien which may be recorded against the Property, or any portion thereof, by any party providing labor, materials or services at the request of Buyer. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

ARTICLE X.
LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

    If, prior to Closing, the Property is destroyed or a Material Part is damaged, or if condemnation proceedings are threatened or commenced against a Material Part or all of the Property, Buyer shall have the right, exercisable by giving notice of such decision to Seller within five (5) business days after receiving written notice from Seller of such damage, destruction or condemnation proceedings, to terminate this Agreement, in which case, this Agreement shall be deemed null and void, neither party shall have any further rights or obligations hereunder, and the Escrow Holder shall promptly refund the Deposit, and all interest accrued thereon, to Buyer. The term "Material Part" shall be deemed to mean any damage, destruction, or condemnation the cost of repair or replacement of which is fifty percent (50%) or more of the Purchase Price. If Buyer elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such damage, destruction or condemnation shall be paid or assigned to Buyer. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any such non-material damage to the Property or non-material destruction of any improvements thereon or non-material condemnation of any portion of the Property, provided that: (a) upon the Closing, there shall be a credit against the Purchase Price equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, less any sums expended by Seller prior to the Closing towards the restoration or repair of the Property as a result of such casualty or condemnation; and (b) insurance or condemnation proceeds available to Buyer together with restoration or repairs performed by Seller are sufficient to cover the cost of restoration. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums it expended prior to the Closing to repair or restore the Property.

ARTICLE XI.
POSSESSION; ACCESS

    Possession of the Property shall be delivered to Buyer on the Closing Date, provided, however, that without limiting any other provisions of this Agreement, Seller shall afford authorized representatives of Buyer reasonable access upon prior written notice to the Property for the purpose of satisfying Buyer with respect to the representations, warranties, and covenants of Seller contained herein and with respect to satisfaction of any conditions precedent to the Closing contained herein, except that Buyer shall not be allowed to perform invasive testing activities on the Property, including but not limited to, soil borings or monitoring well installations, except as necessary to conduct reasonable environmental audits and soil studies with respect to the Property. Buyer shall immediately provide the results of such audits or studies to Seller. Buyer shall maintain as strictly confidential the results of such audits and studies. Seller agrees to allow Buyer and its agents or representatives reasonable access to the Property (during regular business hours or such other times agreed upon by the parties) for the purpose of physical inspections of the Property, subject to, and in accordance with, the terms and conditions of this Agreement. All such inspections shall be at Buyer's sole expense and Buyer assumes all risks associated with such entry. In connection with any entry by Buyer, or its agents, employees, consultants or contractors onto the Property for the purpose of Buyer's review and inspection of the Property, Buyer shall give Seller reasonable advance written request of Buyer's request for entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, disruption at the Property or interference with Seller's business and otherwise in a manner reasonably acceptable to Seller.

ARTICLE XII.
MISCELLANEOUS

    A.  Notices. Any notice required or permitted to be given under this Agreement shall be in writing and sent by Federal Express or other recognized overnight courier, hand delivery, or United States mail (certified mail, postage prepaid, return receipt requested) and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) as indicated on the return receipt or other evidence of delivery or attempted delivery provided by the delivery service:

If to Seller:			Mentor Graphics Corporation 8005 SW Boeckman Road Wilsonville, Oregon 97070-7777 Attn: Larry Gardner
with a copy to:	(a	)	Mentor Graphics Corporation 8005 SW Boeckman Road Wilsonville, Oregon 97070-7777 Attn: Karen Thomson, Esq.
	(b	)	Martin Bischoff et. al. LLP 888 S.W. Fifth Avenue Suite 900 Portland, Oregon 97204 Attn: James T. Dunn, Esq.
If to Buyer:			IN FOCUS Systems, Inc. 27700B S.W. Parkway Avenue Wilsonville, Oregon 97070 Attn: Tim Carlson,Esq.
with a copy to:	(a	)	IN FOCUS Systems, Inc. 27700B S.W. Parkway Avenue Wilsonville, Oregon 97070 Attn: Sharon Hayes
	(b	)	Garvey, Schubert & Barer Eleventh Floor 121 S.W. Morrison Street Portland, Oregon 97204 Attn: Robert R. Griffith, Esq.

or such other address as either party may from time to time specify in writing to the other in the manner specified above.

    B.  Brokers and Finders. In connection with the transaction contemplated by this Agreement, Seller has agreed to pay a brokerage commission to Trammell Crow Company in accordance with the terms of its separate agreement with Seller, with respect to the sale of the Property. Buyer has agreed to pay a commission to Buyer's agent, Corporate Property Services pursuant to its Separate Agreement with said agent. Buyer and Seller represent and warrant that there are no other brokers or finders involved in this transaction and agree to indemnify and hold each other harmless for any claims by any other brokers or finders that arise out of the indemnifying party's own conduct.

    C.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns, except that Buyer's interest under this Agreement may not be assigned, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Seller, which consent Seller may withhold in its sole discretion.

    D.  Amendments. This Agreement may be amended or modified only by a written instrument executed by both parties.

    E.  Allocation of Purchase Price. Buyer and Seller agree to allocate the Purchase Price pursuant to the schedule affixed to this Agreement as Exhibit J (the "Allocation Schedule"). The Seller and the Buyer agree to report an allocation of the Purchase Price for the Property in a manner entirely consistent with the Allocation Schedule, and Seller and Buyer agree to act in accordance with the Allocation Schedule in the preparation of financial statements and the filing of all tax returns (including the filing of federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto.

    F.  Confidentiality and Return of Documents. Buyer and Seller shall each maintain as strictly confidential any and all material or information about the other or, in the case of Buyer and its agents, employees, consultants and contractors, about the Property, including results of any on-site studies or testing, which is not publicly known or generally available at the time of disclosure, and shall not disclose such information to any third party, except, in the case of information about the Property, to Buyer's lender or prospective lenders, insurance and reinsurance firms, attorneys, or environmental assessment firms, as may be reasonably required for the consummation of the transaction contemplated hereunder; provided, however, that Buyer shall inform such parties as to the confidentiality of such materials and Buyer shall cause such parties to abide by the confidentiality provisions of this Agreement. Further, Buyer agrees not to use or to allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase or to obtain a loan in connection therewith or to obtain insurance. This provision shall survive the Closing or any termination of this Agreement. If the Closing does not occur for any reason, Buyer shall return to Seller all agreements, documents, studies, reports and other materials or information pertaining to the Property delivered by Seller or Seller's agents to Buyer pursuant hereto.

    G.  Press Releases. Buyer and Seller and their Brokers agree not to make any public announcement or issue any press release concerning the contemplated purchase of the Property, the signing of this Agreement or the Closing, except a joint announcement, in mutually acceptable form.

    H.  Continuation and Survival of Representations and Warranties. All covenants, representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of the Closing Date. All covenants, representations, warranties and indemnities by the respective parties set forth herein or made in writing pursuant to this Agreement are intended to and shall survive the execution and delivery of this Agreement, the delivery and recording of the Warranty Deed, and the transfer of title. If Buyer closes the purchase of the Property in accordance with this Agreement, Buyer shall be deemed to have released, covenanted not to sue, and waived any rights or claims against Seller arising out of any inaccuracy in the representations and warranties contained in this Agreement if Buyer had actual knowledge of such inaccuracy prior to the Closing Date. Seller shall have no liability to Buyer for any breach of any of the representations and warranties contained herein except to the extent that the aggregate amount of all claims of Buyer under this Agreement exceeds ONE HUNDRED THOUSAND DOLLARS ($100,000) and only in the event that such claims are made by written notice given to Seller within twelve (12) months of the Closing Date. Notwithstanding the foregoing, Buyer agrees that, in the event Buyerasserts a breach of one or more of the representations or warranties regarding title for the Property set forth in this Agreement, then Buyer shall not commence an action against Seller for such breach but shall instead pursue such claims against the Title Company which have issued a title policy for this transaction.

    I.  Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

    J.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

    K.  Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire Agreement between the parties with respect to the purchase and sale of the Property, supersedes all prior and contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof, and is a completely integrated contract.

    L.  Attorneys' Fees. In the event either party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement or with respect to a breach of a representation or warranty hereunder, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes).

    M. Time of the Essence. Time is of the essence of this Agreement.

    N.  Joint Venture. By entering into this Agreement the Buyer and Seller do not intend to, and nothing contained in this Agreement shall, create any partnership, joint venture or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

    O.  Authority. The parties signing below represent and warrant that they have the requisite authority to bind the entities on whose behalf they are signing.

    P.  Further Acts. Each party shall, at the request of the other, execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

    Q.  Agreement Not to Benefit Third Parties. This Agreement is made for the sole benefit of Seller and Buyer, and no other person or entity shall be deemed to have any privity of contract under this Agreement nor any right to rely on this Agreement to any extent for any purpose whatsoever, nor have any right of action of any kind on this Agreement nor be deemed to be a third party beneficiary under this Agreement.

    R.  Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law; provided that the invalidity of such provision does not materially adversely affect the benefits accruing to any party hereunder.

    S.  Facsimile Signatures. Buyer and Seller (i) have agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) each intend to be bound by their respective telecopied signatures, (iii) are aware that the other will rely on the telecopied signature, and (iv) acknowledge such reliance and waive any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy.

    T.  Form 1099-S. For the purpose of complying with Section 6045 of the Internal Revenue Code of 1986, as amended, Escrow Holder shall be deemed the "person responsible for closing the transaction," and shall be responsible for obtaining information necessary to file with the Internal Revenue Service Form 1099-S (Statement for Recipients of Proceeds From Real Estate, Broker and Barter Exchange Transactions).

    U.  Business Days; Deadlines. As used in this Agreement and any document executed by any party hereto, the term "days" means calendar days and "business days" means all days of the year except Saturdays, Sundays, and federal holidays recognized by the Federal Reserve Bank of San Francisco. If a deadline provided in this Agreement, or any document executed by any party hereto to another party hereto at the Closing, falls on a day other than a business day, such deadline shall be extended until the first business day thereafter.

    V.  Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    W.  Survival of Obligations. The provisions of this Agreement shall not be deemed to have merged into the Warranty Deed or other transfer or closing documents, but shall survive the Closing and continue in full force and effect. Al l covenants, warranties, representations, agreements and indemnities contained in this Agreement shall be deemed to have been made as of the date of the execution hereof, and also as of the date of Closing. No provision of this section or this Agreement shall extend the scope or term of such warranties and representations. All items and covenants to be performed after Closing shall survive the Closing and transfer of title to Buyer.

    X.  Governmental Approvals/Permits. Prior to the Closing Date, Seller agrees to cooperate with Buyer and join in executing any applications reasonably required by Buyer in connection with Buyer's attempts to obtain building or other necessary governmental permits and approvals for the construction of an office and manufacturing facility on the Property.

    Y.  Foreign Investment in Real Property Tax Act. Seller is not a "foreign person" as such term is defined in IRC Section 1445, and Seller will deliver at Closing a certification of non-foreign status in form required by IRS Regulations as set forth in Exhibit K.

    THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:	MENTOR GRAPHICS CORPORATION, an Oregon Corporation,
	By:	/s/ [ILLEGIBLE]
	Its:	EVP
BUYER:	IN FOCUS SYSTEMS, INC., an Oregon Corporation
	By:	/s/ JOHN V. HARKER
	Its:	John V. Harker, Chairman, President & CEO

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PURCHASE AND SALE AGREEMENT
between
MENTOR GRAPHICS CORPORATION, an Oregon corporation (Seller)
and
IN FOCUS SYSTEMS, INC., an Oregon corporation (Buyer)
Property: 28.9 acres of land City of Wilsonville, Clackamas County, Oregon
PURCHASE AND SALE AGREEMENT TABLE OF CONTENTS
INDEX TO EXHIBITS
PURCHASE AND SALE AGREEMENT
ARTICLE I. PROPERTY
ARTICLE II. PURCHASE PRICE
ARTICLE III. TITLE TO PROPERTY
ARTICLE IV. CONDITIONS TO CLOSING/DUE DILIGENCE
ARTICLE V. CLOSING AND ESCROW
ARTICLE VI. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
ARTICLE VII. ENVIRONMENTAL MATTERS
ARTICLE VIII. REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE IX. COVENANTS OF SELLER AND BUYER
ARTICLE X. LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION
ARTICLE XI. POSSESSION; ACCESS
ARTICLE XII. MISCELLANEOUS